 Exhibit 21

FRANKLIN COVEY CO.
Subsidiaries

Domestic:

Franklin Covey Printing, Inc. (a Utah corporation)
Franklin Development Corporation (a Utah corporation)
Franklin Covey Canada, Ltd. (a Canada corporation)
Premier School Agendas, Ltd. (a Canadian corporation)
Franklin Covey Asia, Inc. (a Utah corporation)
Franklin Covey Mexico, Inc. (a Utah corporation)
Premier Agendas, Inc. (a Washington corporation)
Franklin Covey Brazil, Inc. (a Utah corporation)
Franklin Covey Argentina, Inc. (a Utah corporation)
Franklin Covey International, Inc. (a Utah corporation)
Franklin Covey Travel, Inc. (a Utah corporation)
Franklin Covey Catalog Sales, Inc. (a Utah corporation)
Franklin Covey Client Sales, Inc. (a Utah corporation)
Franklin Covey Product Sales, Inc. (a Utah corporation)
Franklin Covey Services, L.L.C. (a Utah limited liability company)
Franklin Covey Marketing, Ltd. (a Utah limited liability company)
McCulley Cuppan, L.L.C. (a Utah limited liability company)
Franklin Planner.com, Inc. (a Utah corporation)
Franklin Covey Coaching, L.L.C. (a Delaware limited liability company)

International:

Franklin Covey de Mexico S. de R.L. de C.V. (Mexico)
Franklin Covey Europe, Ltd. (England, Wales)
Franklin Covey Proprietary Limited (Queensland Australia)
Franklin Covey Middle East W.L.L. (Bahrain)
Franklin Covey Japan Co. Ltd. (Japan)
Franklin Covey Brasil Ltda. (Brazil)
Franklin Covey Germany G.m.b.H. (Germany)
Franklin Covey Netherlands B.V. (The Netherlands)
Franklin Covey Cayman Islands, Ltd. (British West Indies)